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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-38721), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718) and Form S-8 of the Macerich Company of our reports dated February 13, 2003 relating to the consolidated financial statements and financial statement schedules of The Macerich Company and of Pacific Premier Retail Trust, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 26, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS